1-800-FLOWERS.COM, INC.

                               1600 Stewart Avenue
                            Westbury, New York 11590


                    Notice of Annual Meeting of Stockholders

                                December 4, 2002


          The Annual Meeting of Stockholders (the "Annual Meeting") of 1-800-FLOWERS.COM, Inc. (the "Company") will be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Wednesday, December 4, 2002 at 9:00 a.m. eastern standard time or any adjournment thereof for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

   (1) To elect three Directors to serve until the 2005 Annual Meeting or until their respective successors shall have been duly elected and qualified;

   (2) To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 29, 2003; and

   (3) To transact such other matters as may properly come before the Annual Meeting.


        Only stockholders of record at the close of business on October 8, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors
                                          /s/ Gerard M. Gallagher
                                          Gerard M. Gallagher
                                          Corporate Secretary

Westbury, New York
November 1, 2002


                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                              1-800-FLOWERS.COM, INC.


                                 PROXY STATEMENT

                                November 1, 2002

                  This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the "Company") as of October 8, 2002 (the "Record Date")in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Wednesday, December 4, 2002 at 9:00 a.m. eastern standard time or any adjournment thereof.

                  Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, and "FOR" the ratification of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 29, 2003, and will be voted in accordance with the discretion of the persons appointed as proxies with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                  The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders.

                  The mailing address of the principal executive office of the Company is 1600 Stewart Avenue, Westbury, New York 11590. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on November 1, 2002.

                                VOTING SECURITIES

                  The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and its Class B common stock, par value $0.01 per share (the "Class B Common Stock", and with the Class A Common Stock, the "Common Stock"), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 8, 2002 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 8, 2002 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 8, 2002, 28,299,105 shares of Class A Common Stock and 37,199,915 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                   Unless otherwise  directed,  the  persons appointed  in   the
accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class III Directors of the Company to serve until the 2005 Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

                   Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of nine members, three of whom are Class III Directors and each of whose terms expire at the Annual Meeting. Each of such Class III Directors is a nominee for election. The Class III Directors are Messrs. James F. McCann, Christopher G. McCann and T. Guy Minetti. The Class I Directors are Messrs. Jeffrey C. Walker, Kevin J. O'Connor and Lawrence V. Calcano whose terms expire at the 2003 Annual Meeting. The Class II Directors are John J. Conefry, Jr., Leonard J. Elmore and Mary Lou Quinlan each of whose terms expire at the 2004 Annual Meeting. At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following the election or until a successor has been duly elected and qualified. The Company's Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

                   The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.
Information Regarding Nominees for Election as Directors (Class III Directors)

                  The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

                  James F. McCann, age 51, has served as the Company's Chairman of the Board and Chief Executive Officer since inception. Mr. McCann has been in the floral industry since 1976 when he opened his retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the board of directors of Gateway, Boyd's Bears and Very Special Arts, as well as the board of Hofstra University and Winthrop-University Hospital. James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

                  Christopher G. McCann, age 41, has been the Company's President since September 2000 and prior to that was the Company's Senior Vice President. Mr. McCann has been a Director of the Company since inception. Mr. McCann serves on the board of directors of Neoware, Inc. and is a member of the Board of Trustees of Marist College. Christopher G. McCann is the brother of James F. McCann, the Company's Chairman of the Board and Chief Executive Officer.

                  T. Guy Minetti, age 51, has been a Director of the Company since December 1993 and became the Company's Vice Chairman in September 2000. Mr. Minetti serves on the board of directors of American Sports Products Group Inc., a sporting goods manufacturer that he co-founded in 1993. In March 1989, Mr. Minetti founded Bayberry Advisors, an investment banking firm, and prior thereto, Mr. Minetti was a Managing Director at Kidder, Peabody & Company.



THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. JAMES F. MCCANN, CHRISTOPHER G. MCCANN AND T. GUY MINETTI AS CLASS III DIRECTORS TO SERVE IN SUCH CAPACITY UNTIL THE 2005 ANNUAL MEETING.

Information Regarding Directors Who Are Not Nominees for Election at this Annual Meeting

                  The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

                  Jeffrey C. Walker, age 47, has been a Director of the Company since February 1995. Mr. Walker has been Managing Partner of JPMorgan Partners, the private equity group of J.P. Morgan Chase & Co., since 1988, and a General Partner thereof since 1984. He is also a Vice Chairman of J.P. Morgan Chase & Co. Mr. Walker is a director of iXL, Guitar Center, House of Blues and Doane PetCare as well as several other private companies.

                 John J. Conefry, Jr., age 58, has been a Director of the Company since October 2002. Mr. Conefry is Vice Chairman of the Board of
Directors of Astoria Financial Corporation and its wholly-owned subsidiary Astoria Federal Savings. He formerly served as the Chairman of the Board and CEO of Long Island Bancorp and The Long Island Savings Bank from September 1993 until September 1998. Prior thereto, Mr. Conefry was a Sr. Vice President of Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served in various capacities, including, Chief Financial Officer. Mr.Conefry was a partner in the public accounting firm of Deloitte & Touche, LLP (formerly, Deloitte Haskins
& Sells). Mr.Conefry serves as Chairman of the Board of Trustees at Hofstra University, and on the boards of Telecare, Inc., St. Vincent's Services, and Wheel Chair Charities, Inc., among others.

                  Kevin J. O'Connor, age 41, has been a Director of the Company since July 1999. Mr. O'Connor co-founded DoubleClick, Inc., an Internet advertising network, and has served as the Chairman of the Board of Directors since its inception in January 1996. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network, an Internet advertising company, which he founded. From September 1994 to December 1995, Mr. O'Connor served as director of Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research.

                  Lawrence V. Calcano, age 39, has been a Director of the Company since August 1999. Mr. Calcano is a Managing Director and Co-Chief Operating Officer of the High Technology Department at Goldman, Sachs & Co., a worldwide investment banking firm. Prior to this appointment in July 1999, Mr. Calcano managed the East Coast High Technology Group for Goldman from April 1993. Mr. Calcano also serves on Goldman's Firmwide Technology Operating Committee as well as the Investment Banking Division's Technology Committee.

                  Leonard J. Elmore, age 50, has been a Director of the Company since October 2002. Mr. Elmore is the President of Test University, a leading provider of web-based, customized learning standardized test preparation and education assessment solutions. Mr. Elmore also serves as the President of Pivot Productions, Inc., a media production company specializing in marketing and advertising. Prior to this appointment in 1999, Mr. Elmore practiced corporate law as a Partner of the law firm Patton Boggs, LLP.

                  Mary Lou Quinlan, age 49, has been a Director of the Company since May 2002. Ms. Quinlan is the founder and CEO of Just Ask A Woman, a strategic consultancy dedicated to marketing with women, since its inception in 1999. Prior to that, Ms. Quinlan served as president and CEO of N.W. Ayer & Partners, a U.S. advertising firm, from 1994 through 1999, and in executive positions at Avon Products and DDB Needham Worldwide. In 1995 the Advertising Women of New York named Ms. Quinlan the Advertising Woman of the Year, and in 1997 New York Women in Communications recognized her with the Matrix Award. Ms. Quinlan also serves on the Board of Directors for her alma mater, Saint Joseph's University in Philadelphia, and The Advertising Council.

Committees of the Board

                  The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. The Company's Board of Directors adopted a written charter for the Audit Committee in January 2000, which outlines the responsibilities of the Audit Committee. For the fiscal year ended June 30, 2002 ("Fiscal 2002"), the Audit Committee initially consisted of Messrs. Beirne, Lax (Chairman) and O'Connor, who were all independent Directors of the Company as that term is defined by the rules and regulations of the National Association of Securities Dealers (the "NASD"). During Fiscal 2002, the Audit Committee's composition changed with Ms. Quinlan replacing Mr. Beirne, and Mr. O'Connor replacing Mr. Lax as Chairman of the Audit Committee. Subsequent to Fiscal 2002, upon Mr. Conefry's election to the Board and Audit Committee, Mr. Conefry replaced Mr. O'Connor as Chairman of the Audit Committee. The current composition of the Audit Committee consists of Mr. Conefry (Chairman), Mr. O'Connor and Ms. Quinlan, who are all independent Directors of the Company as that term is defined by the rules and regulations of the NASD.

                  The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to the Company's executive officers and Directors. In addition, the Compensation Committee administers the Company's 1999 Stock Incentive Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors and executive officers of the Company and its subsidiaries. The Board of Directors has authorized a secondary committee of the Compensation Committee (the "Secondary Committee"), which consists of Mr. James F. McCann, to also review stock compensation options for all of the Company's employees, other than its executive officers. The current members of the Compensation Committee are Mr. Walker (Chairman), Mr. Conefry and Ms. Quinlan, who are all independent Directors of the Company as that term is defined by the rules and regulations of the NASD.

Compensation Committee Interlocks and Insider Participation

                  No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2002.

Attendance at Board and Committee Meetings

                  During Fiscal 2002, the Board of Directors held six meetings and acted by unanimous written consent on three occasions. During Fiscal 2002, each Director attended at least 75% of the meetings of the Board of Directors. The Audit Committee held three meetings during Fiscal 2002 and did not act by unanimous written consent. All members of the Audit Committee were present at such meetings. The Compensation Committee, including its Secondary Committee, held four meetings in Fiscal 2002 and acted by unanimous written consent twice. All members of the Compensation Committee were present at such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Officers, directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

                  Based solely on a review of the copies of such reports furnished to us, we believe that, since the Company's initial public offering, all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% stockholders have been satisfied.

Compensation of Directors

                  Cash Compensation. In order to provide some cash compensation to non-employee Board members for all the time and effort that Board members expend on attending Board meetings, reviewing materials furnished by the Company, and otherwise rendering services to the Company as Directors, the Board of Directors passed a resolution on October 28, 2002 to grant non-employee Board members nominal cash compensation for their services. Board members will receive $2,500 per personal attendance at a Board of Directors Meeting, $1,000 per Board Meeting attended telephonically, $2,500 for personal attendance at a Compensation Committee or Audit Committee Meeting (excluding committee meetings held on the same day as scheduled meetings of the Board of Directors) and reimbursement for reasonable travel and lodging expenses associated with attendance at any meeting. In addition, Mr. Conefry will receive $2,500 per year for his services as Audit Committee Chairperson.

                  Options. Each individual who first becomes a non-employee member of the Board of Directors will automatically receive an option grant for 10,000 fully vested options of Class A Common Stock on the date such individual joins the Board. In addition, on the date of each Annual Meeting, each non-employee Board member is granted a fully vested option to purchase 5,000 shares of Class A Common Stock, provided such individual has served on the Board for at least six months.

                  Compensation information on James F. McCann, Christopher G. McCann and T. Guy Minetti, who are Directors, as well as executive officers of the Company, is contained under the section titled "Executive Compensation and Other Information."

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION


                  The following individuals were serving as executive officers of the Company and certain of its subsidiaries on October 8, 2002:

Name                       Age Position with the Company

James F. McCann ......... 51  Chairman of the Board and Chief Executive Officer
Christopher G. McCann.... 41  Director and President
T. Guy Minetti........... 51  Director and Vice Chairman
Peter G. Rice............ 57  President of The Plow & Hearth, Inc.
William E. Shea.......... 43  Senior Vice President of Finance and
                              Administration, Treasurer, Chief Financial Officer
Gerard M. Gallagher...... 49  Senior Vice President, General Counsel,
                              Corporate Secretary
Thomas G. Hartnett....... 39  Senior Vice President of Retail and Fulfillment
Vincent J. McVeigh....... 42  Senior Vice President
Enzo J. Micali........... 43  Senior Vice President of Information Technology
Pamela Knox.............. 44  Senior Vice President of Marketing

Information Concerning Executive Officers Who Are Not Directors

                  Peter G. Rice, President of The Plow & Hearth, Inc., was co-founder of The Plow & Hearth, Inc. and served as its President and Chairman of the Board since its inception in November 1980. Mr. Rice was founder of Blue Ridge Mountain Sports, a chain of retail backpacking/outdoor stores, and co-founder of Phoenix Products, a manufacturer of kayaks. He is a member of the Catalog Advisory Committee of the Direct Marketing Association and a past director of the New England Mail Order Association and of the U.S. Senate Productivity and Quality Award Board for Virginia.

                  William E. Shea has been our Senior Vice President of Finance and Administration and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

                  Gerard M. Gallagher has been our Senior Vice President, General Counsel and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm Gallagher, Walker, Bianco and Plastaras, based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

                  Thomas G. Hartnett has been our Senior Vice President of Retail and Fulfillment since September 2000. Before holding this position, Mr. Hartnett held various positions within the Company since joining the Company in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and most recently as Vice President of Strategic Development.

                  Vincent J. McVeigh has been our Senior Vice President since October 2000. Before holding this position, Mr. McVeigh held various positions within the Company since joining the Company in 1991, including Bloomnet Manager, Director of Call Center Operations and, most recently, as Vice President of Merchandising.

                  Pamela Knox has been our Senior Vice President of Marketing since October 2000. Prior to joining the Company, Ms. Knox served as Vice President of the Marketing Delivery Group of Citigroup Inc. since March 1997. Prior to Citigroup Inc., formerly Citibank, Ms. Knox held several Marketing Director positions with SBC Communications Inc., formerly Ameritech, since March 1995.
                  Enzo J. Micali has been our Senior Vice President of Information Technology and Chief Technology Officer since December 2000. Prior to joining the Company, Mr. Micali served as Chief Technology Officer for InsLogic. Prior to joining InsLogic, Mr. Micali spent 12 years in various technology management positions with J.P. Morgan Chase & Co., formerly Chase Manhattan Bank.

Summary Compensation Table


                  The following table sets forth the annual and long-term compensation paid by the Company during Fiscal 2002 and the fiscal years ended July 1, 2001 and July 2, 2000 ("Fiscal 2001" and "Fiscal 2000") to the Company's Chief Executive Officer and the four highest compensated other executive officers of the Company whose total compensation during Fiscal 2002 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                               Long-Term
                                                           Annual Compensation                Compensation
                                                          ----------------------            ----------------   --------------
                                                                                               Securities
                                                                           Other Annual        Underlying         All Other
                                    Fiscal        Salary        Bonus      Compensation         Options         Compensation
Name and Principal Position          Year         ($)           ($)           ($)(1)             (#)(2)              ($)
---------------------------        -------      ----------   ----------   --------------      -------------    --------------
                                    2002        $1,100,000     $80,000                          300,000
James F. McCann...................  2001        $1,000,000    $170,000                              -
Chief Executive Officer             2000        $1,000,000    $196,000                            80,000


                                    2002        $385,000       $46,000                           300,000
Christopher G. McCann.............  2001        $330,220       $89,000                           433,700
President                           2000        $250,000       $86,000                           451,000


                                    2002        $300,000       $36,000                             58,400
T. Guy Minetti....................  2001        $291,000       $77,000                            333,700
Vice Chairman                       2000        $189,000       $74,000                            123,000


                                    2002        $238,000       $34,000                             40,400
Peter G. Rice.....................  2001        $233,000       $52,000                            122,550
President of The Plow & Hearth,     2000        $211,000       $65,000                            169,000
Inc.

                                    2002        $275,000       $33,000                            138,000
Gerard M. Gallagher...............  2001        $282,000       $70,000                            110,900
Senior Vice President, General      2000        $188,000       $74,000                            148,000
Counsel, Secretary (3)



-----------------------------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year.
(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officers in Fiscal 2002, Fiscal 2001 or Fiscal 2000.
(3) The compensation listed in the summary compensation table for Mr. Gallagher for Fiscal 2002, Fiscal 2001 and Fiscal 2000 was paid by the Company to the law firm of Gallagher, Walker, Bianco and Plastaras. More information regarding Mr. Gallagher's affiliation with Gallagher, Walker, Bianco and Plastaras may be found under the section titled "Related Party Transactions".

Option Grants in Last Fiscal Year

                  The following table provides information with respect to the stock option grants made during Fiscal 2002 to the Named Executive Officers. No stock appreciation rights were granted during Fiscal 2002.

                                                                                            Potential Realizable
                                                 % of Total                                Value at Assumed Rates
                                  Number of       Options                                      of Stock Price
                                  Securities     Granted to     Exercise                      Appreciation for
                                  Underlying     Employees       Price                         Option Term (4)
                                   Options       in Fiscal     ($/Share)     Expiration
Name                             Granted (1)      2002 (2)        (3)           Date            5%          10%
---------------------------     -------------  -------------  -------------  -------------  ------------------------
James F. McCann                    17,270         0.6%           $12.74         8/2/2006       $35,254     $102,095
                                   82,730         2.9%           $11.58         8/2/2011      $602,489   $1,526,827
                                  200,000         6.9%           $12.87        1/11/2012    $1,618,775   $4,102,293
                                  300,000        10.4%                                      $2,256,518   $5,731,215

Christopher G. McCann              41,365         1.4%           $11.58         8/2/2011      $301,245     $763,413
                                    8,635         0.3%           $12.74         8/2/2006       $17,627      $51,047
                                  250,000         8.6%           $12.87        1/11/2012    $2,023,468   $5,127,866
                                  300,000        10.4%                                      $2,342,340   $5,942,326

T. Guy Minetti                     38,000         1.3%           $11.58         8/2/2011      $276,739     $701,310
                                   20,400         0.7%           $12.87        1/11/2012      $165,115     $418,434
                                   58,400         2.0%                                        $441,854   $1,119,744

Peter G. Rice                      20,000         0.7%           $11.58         8/2/2011      $145,652     $369,111
                                   20,400         0.7%           $12.87        1/11/2012      $165,115     $418,434
                                   40,400         1.4%                                        $310,767     $787,545

Gerard M. Gallagher                38,000         1.3%           $11.58         8/2/2011      $276,739     $701,310
                                  100,000         3.5%           $12.87        1/11/2012      $809,387   $2,051,147
                                  138,000         4.8%                                      $1,086,126   $2,752,457

                                  836,800         28.9%


(1) The options listed in the table become exercisable at a rate of 20% upon the completion of the first year of service and 20% at the completion of each year of service thereafter. Each option, except for incentive stock options granted to James F. McCann and Christopher G. McCann which have a maximum term of five years, has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of employment with the Company pursuant to the terms of the Company's 1999 Stock Incentive Plan.
(2)      Based on an aggregate 2,897,950 options granted in Fiscal 2002.
(3) The exercise price may be paid in cash, by surrendering shares owned by the optionee for a sufficient period of time or through a cashless exercise procedure.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

                  The following table sets forth the number of options exercised during Fiscal 2002 and the number and value of unexercised options held by each of the named executive officers at June 30, 2002.

                                               Value
                                Shares        Realized      Number of Securities Underlying     Value of Unexercised In-The-Money
                             Acquired on       ($)(1)        Unexercised Options at Fiscal      Options at Fiscal Year End ($)(2)
                             Exercise (#)                            Year-End (#)
                           ---------------   ----------    ----------------------------------   ----------------------------------
Name                                                         Exercisable      Unexercisable       Exercisable      Unexercisable
----                                                       ----------------   ---------------   ----------------   ---------------
James F. McCann............        -             -              32,000           348,000               -                 -
Christopher G. McCann......     423,000      $4,653,000        640,140           897,560          $4,485,629         $3,493,112
T. Guy Minetti.............        -             -             205,940           329,160          $1,148,653         $1,950,224
Peter G. Rice..............        -             -              68,090           217,760            $344,993         $1,110,242
Gerard M. Gallagher........      8,000        $87,522          123,380           285,520            $506,928         $1,011,941


(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price as reported on the Nasdaq National Market on the date of exercise of these options.
(2) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price of $11.16 as reported on the Nasdaq National Market for the last trading day of Fiscal 2002.


Employment Agreements

                  Mr. James F. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's management incentive plan, other bonus or benefits plans, stock option plan, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2002 was $1,100,000. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $2,500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of termination.

                  Mr. Christopher G. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's management incentive plan, other bonus or benefits plans, stock option plan, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2002 was $385,000. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause, or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

                  Mr. Peter G. Rice's employment agreement with The Plow & Hearth, Inc. became effective as of April 3, 1998 and has been automatically renewed through April 3, 2003. The agreement contains automatic one-year renewals unless prior notice of termination is given. Mr. Rice's annual salary for Fiscal 2002 was $238,000 and he was eligible to participate in the Company's management incentive plan. Upon termination without cause, Mr. Rice is entitled to an amount equal to his salary through the end of the agreement, any amounts earned, accrued or owing but not yet paid as of the date of the termination and other benefits, if any, as are payable to or for the benefit of Mr. Rice as of the date of his termination until the end of the agreement.

                  Under their employment agreements, Messrs. James F. McCann and Christopher G. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause. Mr. Rice has agreed not to compete with the Company or solicit its clients or employees during his term of employment and for two years immediately following his termination. Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.


                          COMPENSATION COMMITTEE REPORT

                  The Compensation Committee advises the Board of Directors on issues concerning the Company's compensation philosophy, and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors, executive officers and employees of the Company and its subsidiaries. The Board of Directors has authorized a secondary committee of the Compensation Committee to also review stock compensation options for all of the Company's employees other than its executive officers.

                  The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

                  General Compensation Policy. The fundamental policy of the Compensation Committee is to advise the Board of Directors on information which will aid the Board of Directors in providing the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's philosophy to advise the Board of Directors that a portion of each executive officer's compensation should be contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer should be comprised of two elements: (i) base salary and bonus which reflects experience and individual and Company performance and is designed to be competitive with salary levels in the industry, and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

                  Factors. The principal factors which the Compensation Committee considers in reviewing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply other factors in advising the Board of Directors with respect to executive compensation for future years.

                  o Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors shall differ from individual to individual as the Compensation Committee deems appropriate and subject to any applicable employment agreements.

                  o Bonus. The bonus for Messrs. James F. McCann, Christopher G. McCann, T. Guy Minetti, Gerard M. Gallagher, and William E. Shea is determined by the Company's financial performance. For other executive officers, consideration is also given to performance of the specific areas of the Company under the executive officer's direct control. This balance supports the accomplishment of the Company's overall financial objectives and rewards the individual contributions of our executive officers.

                  o Long-Term Incentive Compensation. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

                  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also intends to consider the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee may use its discretion in awarding options to the Company's executive officers.

                  CEO Compensation. In July 1999, the Board of Directors approved the Employment Agreement between the Company and James F. McCann, its Chairman of the Board and Chief Executive Officer, which initially provided for an annual salary of $1,000,000 and eligibility to participate in the Company's management incentive plan, or other bonus or benefits plans, stock option plan, and which is discussed in further detail under "Employment Agreements". The Board determined it to be in the best interests of the Company to enter into the Employment Agreement with Mr. McCann as of such date and believes that the agreement with Mr. McCann and the compensation paid thereunder for Fiscal 2002 was fair and reasonable. In determining the total compensation for Mr. McCann, and that such compensation was fair and reasonable in Fiscal 2002, a number of factors were taken into account. These factors included: the key role Mr. McCann has performed with the Company from its inception; the benefit to the Company in assuring the retention of his services; the performance of the Company compared to its budgeted performance during Fiscal 2002; the competitive market conditions for executive compensation; and the objective evaluation of Mr. McCann's performance of his duties as Chairman of the Board and Chief Executive Officer.

                  Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1999 Stock Incentive Plan contains certain provisions which are intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

                  The Compensation Committee does not expect that the non-performance based compensation to be paid to any of the Company's executive officers, except James F. McCann for Fiscal 2002 will be subject to the deduction limitations of Section 162(m). Further, in accordance with issued Treasury Regulations relating to the $1 million limitation, the Committee may in the future determine to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

THE COMPENSATION COMMITTEE

Jeffrey C. Walker, Chairman
Mary Lou Quinlan

Audit Committee Report1



September 11, 2002


To the Board of Directors
of 1-800-flowers.com, Inc. (the "Company"):

Our Audit Committee has reviewed and discussed the audited financials of the Company for the year ended June 30, 2002 (the "Audited Financial Statements"). In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and reviewed such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended June 30, 2002 on Form 10-K.


Audit Committee

Kevin J. O'Connor, Chairman
Mary Lou Quinlan

 Stock Performance Graph

                  The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from the Company's initial public offering in August 3, 1999, through June 30, 2002, with the cumulative total returns of the Russell 2000 and Nasdaq Non-Financial indices. The comparison assumes $100 was invested on the close of business of August 3, 1999 in each of the foregoing indices, and assumes dividends, if any were reinvested.

                     EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       Cumulative Total Return

                                     --------------------------------------
                                        8/3/99     6/00      6/01     6/02
1-800-FLOWERS.COM, INC.                 100.00    28.18     81.59    61.36
RUSSELL 2000                            100.00   119.83    120.51   110.15
NASDAQ NON-FINANCIAL                    100.00   159.92     81.50    52.00


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of October 8, 2002, for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company's executive officers and Directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with resect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York 11590. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of October 8, 2002, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 28,299,105 shares of Class A Common Stock and 37,199,915 shares of Class B Common Stock outstanding as of October 8, 2002.


                                                          Shares                       % of Shares
                                                          ------                       ------------
                                                     Beneficially Owned            Beneficially Owned
                                                     ------------------            ------------------

Name and Address of Beneficial Owner**             A Shares         B Shares       A Shares     B Shares
--------------------------------------             ---------        --------       --------     --------

James F. McCann(1).........................         52,000          36,231,105       0.2%         97.4%
Christopher G. McCann(2)...................        433,880           3,223,640       1.5%          8.6%
T. Guy Minetti(3)..........................        309,880              20,000       1.1%          0.1%
Peter G. Rice (4)..........................        130,580                -          0.5%            -
Gerard M. Gallagher(5).....................        154,510              12,000       0.5%            -
Jeffrey C. Walker(6).......................      3,926,589                -         13.9%            -
Kevin J. O'Connor(7).......................        103,500                -          0.4%            -
Lawrence V. Calcano(8).....................         45,000                -          0.2%            -
Mary Lou Quinlan (9)                                11,000                -            -             -
J.P. Morgan Partners (SBIC), LLC (10)......      3,926,589                -         13.9%            -
SOFTBANK America Inc.(11)..................      3,836,560                -         13.6%            -
All directors and executive officers as a        9,303,209          37,521,745      31.3%          99.7%
   group (14 persons)(12)..................


-----------

*        Indicates less than 1%.
** Unless otherwise specified, the address of the beneficial owner is c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, NY 11590.

(1) Includes (a) 52,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, and (c) 20,000 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and the President.

(2) Includes (a) 433,880 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. McCann is a general partner and exercises control, (c) 353,000 shares of Class B Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, and (d) 20,000 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and the Treasurer.

(3) Includes (a) 300,280 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, and (b) 20,000 shares of Class B Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options.

(4) Includes (a) 750 shares of Class A Common Stock held by Mr. Rice's wife, of which he disclaims beneficial ownership, (b) 101,930 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, and (c) 5,000 shares of Class A Common Stock, held by Mr. Rice's wife, that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, of which he disclaims beneficial ownership. Mr. Rice's address is c/o The Plow & Hearth, Inc., State Road 230 West, Madison, VA 22727.

(5) Includes (a) 141,160 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, and (b) 12,000 shares of Class B Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options.


(6) The general partner of J.P. Morgan Partners (SBIC), LLC is J.P. Morgan Partners (BHCA), L.P. Mr. Walker disclaims beneficial ownership of all shares owned by J.P. Morgan Partners (SBIC), LLC. Mr. Walker's address is c/o J.P. Morgan Partners (SBIC), LLC, 1221 Avenue of the Americas, 40th Floor, New York, New York 10020. Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options.

(7) Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options. Mr. O'Connor's address is c/o DoubleClick, Inc., 41 Madison Ave., 32nd Floor, New York, New York, 10010.

(8) Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options. Mr. Calcano's address is c/o Goldman Sachs & Co., 85 Broad Street, New York, New York 10004.

(9) Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options. Ms. Quinlan's address is c/o Just Ask A Woman 79 Madison Avenue 5th Floor, New York, NY 10016.

(10) The address of J.P. Morgan Partners (SBIC), LLC is 1221 Avenue of the Americas, 40th Floor, New York, New York 10020.

(11) SOFTBANK America Inc. is an indirect wholly-owned subsidiary of SOFTBANK Corp. Approximately 43.3% of the outstanding common stock of SOFTBANK Corp. is owned by Masayoshi Son. SOFTBANK's address is 10 Langley Road, Suite 202, Newton Center, Massachusetts 02459.

(12) Includes (a) 1,445,560 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2002 through the exercise of stock options, and (b) 420,000 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options and options which vest within 60 days.

RELATED PARTY TRANSACTIONS


Certain Business Relationships with Directors and officers

        In Fiscal 2002 the Company and its subsidiaries paid $41,596 to DoubleClick Inc. for marketing and advertising services. Kevin J. O'Connor, one of the Company's Directors, serves as Chairman of the Board of DoubleClick. In Fiscal 2002, the Company and its subsidiaries also paid $546,900 to Abacus, a wholly owned subsidiary of DoubleClick, for marketing and advertising services.

         The Company pays Gallagher, Walker, Bianco and Plastaras, a law firm in which our Senior Vice President and General Counsel, Gerard M. Gallagher, is a partner, a fee for Mr. Gallagher's services to the Company. The Company, with the approval of the Board, also pays Gallagher, Walker fees for services rendered by other members of the firm on the Company's behalf. The fees paid in Fiscal 2002 by the Company to the firm for services provided by Mr. Gallagher are set forth under the section titled "Summary Compensation Table," and for legal services provided by other members of the firm in the sum of $346,055, inclusive of disbursements; which fees the Company believes are fair and reasonable.

         The Company maintains life insurance for each of its executive officers, except Mr. Gallagher, in the amount of $50,000 and also maintains a directors' and officers' insurance policy.

General

          The Company has a policy providing that all material transactions between it and its officers, Directors and other affiliates must be on fair terms and be approved by either a majority of the disinterested members of the Board or the stockholders.

                                   PROPOSAL 2

                              INDEPENDENT AUDITORS

          Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP ("E&Y"), independent public accountants and auditors of the Company since 1993, as auditors of the Company to serve for the year ending June 29, 2003 (the "Fiscal 2003"), subject to the ratification of such appointment by the stockholders at the Annual Meeting.

                                   AUDIT FEES

          The aggregate fees for professional services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, ("Fiscal 2002"), and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q were approximately $167,000.

                                   ALL OTHER FEES

          The aggregate fees for services other than those described above for the fiscal year ended June 30, 2002 were approximately $238,000. The Audit Committee has determined that the provision of such services is compatible with maintaining E&Y's independence.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

          E&Y did not render professional services relating to financial information systems design and implementation for Fiscal 2002.


          The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of E&Y to serve as the Company's auditors for Fiscal 2003. A representative of E&Y will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
            AND APROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS
                THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2003.

                                  OTHER MATTERS

          Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

          Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                              STOCKHOLDER PROPOSALS

          In accordance with regulations issued by the Securities and Exchange Commission by certified mail-return receipt requested, stockholder proposals intended for presentation at the 2003 Annual Meeting of Stockholders must be delivered to the Secretary of the Company at the principal executive office of the Company by July 3, 2003 if such proposals are to be considered for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders. If a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business must be received by September 16, 2003.

                        ANNUAL REPORT ON FORM 10-K

          The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company's Annual Report for the fiscal year ended June 30, 2002, on the written request of such person, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.


                               By Order of the Board of Directors
                               /s/ James F. McCann
                               James F. McCann
                               Chairman of the Board and Chief Executive Officer

Westbury, New York
November 1, 2002

SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:  |_|

         Preliminary proxy statement  |_|

         Definitive proxy statement  |X|

         Definitive additional materials  |_|

         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12  |_|

                             1-800-FLOWERS.COM, Inc.

                      (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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


                                 (Form of Proxy)
                             1-800-FLOWERS.COM, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - December 4, 2002
       (This Proxy is solicited by the Board of Directors of the Company)


The undersigned stockholder of 1-800-FLOWERS.COM, Inc. hereby appoints James F. McCann, Chairman of the Board and Chief Executive Officer, and Gerard M. Gallagher, Senior Vice President, General Counsel, or any one of them, with full power of substitution in each, as proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, Inc. to be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Wednesday, December 4, 2002 at 9:00 a.m eastern standard time or any adjournment thereof.

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

   FOR all nominees below                   WITHHOLD AUTHORITY
   |_|  (except as marked to the contrary)  |_|  to vote for all nominees below

   James F. McCann, Christopher G. McCann and T. Guy Minetti

   INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.


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2. RATIFICATION OF INDEPENDENT AUDITORS

   FOR                        AGAINST                   ABSTAIN WITH RESPECT TO
    |_|                          |_|                                  |_|

   proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 29, 2003 as described in the Proxy Statement.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION OF INDEPENDENT AUDITORS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

   All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.














Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.






                                    -------------------------------------------


                                    -------------------------------------------
                                                    Signature(s) of Stockholder


Dated:____________________

         2 This report is not deemed to be "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by the Company or incorporated in documents otherwise filed.

--------
         1 This report is not deemed to be "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by the Company or incorporated in documents otherwise filed.